SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2007
Intellect Neurosciences, Inc.

(Exact Name Of Registrant As Specified In Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-128226	20-8329066

(Commission File Number)	(I.R.S. Employer Identification No.)

7 West 18th Street, New York, NY	10011

(Address of Principal Executive Offices)	(Zip Code)
(212) 448-9300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 7, 2007 the Board of Directors of Intellect Neurosciences, Inc. (the “Company”) promoted Mr. Elliot Maza to the positions of President and Chief Financial Officer of the Company.
Mr. Maza served as the Company’s Executive Vice President and Chief Financial Officer since January 25, 2007. From May 2006 until January 25, 2007, the date the Company’s wholly-owned subsidiary, INS Acquisition, Inc., merged with and into Intellect USA, Inc. (formerly known as Intellect Neurosciences, Inc.), as a result of which merger Intellect USA, Inc. became the Company’s wholly-owned subsidiary and the business of Intellect USA, Inc. became the business of the Company, Mr. Maza served as Executive Vice President and Chief Financial Officer of Intellect USA, Inc. Previously, Mr. Maza was Chief Financial Officer of Emisphere Technologies, Inc., a NASDAQ listed biopharmaceutical company specializing in oral drug delivery, from December 2003 to May 2006, and a partner at Ernst and Young LLP from March 1999 to December 2003.
The terms of Mr. Maza’s amended and restated employment agreement with the Company were not modified in connection with his promotion.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: March 12, 2007	INTELLECT NEUROSCIENCES, INC.
	By:	/s/ Elliot Maza
		Name:	Elliot Maza
		Title:	President